Exhibit 5.1

ALSTON&BIRD LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA  30309-3424

404-881-7000

Fax: 404-253-8876

www.alston.com

Michael L. Stevens	Direct Dial: 404-881-7970	Email: mike.stevens@alston.com

February 28, 2013

The Coca-Cola Company

One Coca-Cola Plaza

Atlanta, Georgia  30313

Re:	Registration Statement on Form S-8 — The Coca-Cola Company Deferred Compensation Plan

Ladies and Gentlemen:

We have acted as counsel to The Coca-Cola Company, a Delaware corporation (the “Company”), in connection with the above-referenced Registration Statement on Form S-8 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), $200,000,000 of deferred compensation obligations (the “Obligations”), which may be issued by the Company pursuant to The Coca-Cola Company Deferred Compensation Plan (the “Plan”).  We are furnishing this opinion letter pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

In connection with our opinion below, we have examined the Restated Certificate of Incorporation of the Company, the Bylaws, as Amended and Restated, of the Company, records of proceedings of the Board of Directors, or committees thereof, of the Company deemed by us to be relevant to this opinion letter, the Plan and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company, as we have deemed appropriate as a basis for the opinion hereinafter set forth, including without limitation, the Company’s representation to us that it has established and will maintain the Plan primarily for the purpose of providing compensation to a select group of management or highly compensated employees, as determined under Sections 201(2), 301(3), and 401(1) of the

Atlanta • Brussels • Charlotte • Dallas • Los Angeles • New York • Research Triangle • Silicon Valley • Ventura County • Washington, D.C.

Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Our opinion set forth below is limited to Title I of ERISA and the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Plan, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided for use in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent.  The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.

Based on the foregoing, it is our opinion that (i) the Company has been duly authorized to incur the Obligations pursuant to the Plan, and the Obligations, when incurred in accordance with terms and conditions of the Plan, will be valid obligations of the Company to make payment to the holders thereof in accordance with the terms and conditions of the Plan; and (ii) the Plan is exempt from Parts 2, 3, and 4 of Subtitle B of Title I of ERISA (respectively, requirements regarding participation and vesting, funding, and fiduciary responsibility), and the plan document complies with the provisions of ERISA from which such plans are not exempt, including Part 5 of Subtitle B of Title I of ERISA (requirements regarding administration and enforcement).

We consent to the filing of this opinion letter as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ Michael L. Stevens
Michael L. Stevens, Partner